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                                   EXHIBIT 1
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                               SENTRY FUND, INC.
                          ARTICLES OF INCORPORATION

        FIRST: Incorporators

               I, the subscriber, William O. Petersen, whose post office address is 39 South LaSalle Street, Chicago, Illinois 60603, being at least twenty-one (21) years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, forming a corporation.

        SECOND: Name

                The name of the corporation (which is hereinafter called the "Corporation") is

                               SENTRY FUND, INC.

        THIRD:  Purposes

               The purposes for which the Corporation is formed are as follows:

          A. To engage in the business of a diversified, open-end management investment company as such companies are defined in The Investment Company Act of 1940.

          B. To invest and reinvest in; to buy or otherwise acquire; to hold for investment or otherwise; to own; to exercise, refuse to exercise or otherwise deal with the rights, privileges and powers of ownership of; to sell, exchange or otherwise dispose of:

               (1). Securities or interests of all kinds, however evidenced, or obligations of all kinds, however evidenced, or rights or warrants to acquire such securities, interests or obligations










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                (a) of any private or public company, corporation, association, general or limited partnership, trust or other enterprise or organization, foreign or domestic,

                (b) issued or guaranteed by the United States of America, or any state, territory or district thereof, or other instrumentalities or subdivisions, and

                (c) issued or guaranteed by foreign national and foreign state governments, or their instrumentalities or subdivisions;

        (2) Deposits at interest in banks, savings banks, trust companies and savings and loan associations, organized under the laws of the United States of America or any state, territory or district thereof or of a foreign jurisdiction; and

        (3)     Commercial paper, bank acceptances and secured call loans.

    C. To conduct research and investigations with respect to securities, organizations, business and general business conditions in the United States and elsewhere; to secure information pertaining to the investment and employment of theassets and funds of the Corporation; and to procure any or all of the foregoing from others and to pay compensation therefor.

   D. To exercise all of its rights as owner of any securities and property which might be exercised by any










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         individual owning such securities and property in his own right.

                E. To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

                F. To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

         The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to, or interference from, the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

        FOURTH: Maryland Address and Registered Agent

                The post office address of the principal office of the Corporation in the State of Maryland will be c/o The








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Corporation Trust Incorporated, First National Bank Building, Light and Redwood
Streets, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in this state are The Corporation Trust Incorporated, a corporation of this state, First National Bank Building, Light and Redwood Streets, Baltimore, Maryland 21202.

    FIFTH:      Capital Stock

                A. The total number of shares of stock which the Corporation has authority to issue is ten million (10,000,000) shares of capital stock of the par value of One Dollar ($1.00) a share, all of one class, and having an aggregate par value of Ten Million Dollars ($10,000,000).

                B. Each share of capital stock of the Corporation shall be acquired subject to the provisions of these Articles of Incorporation, including, not in limitation of the foregoing but in furtherance thereof, the provisions of Article SEVENTH defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

    SIXTH:      Directors

                The number of directors of the Corporation shall be three (3), which number may be changed pursuant to the bylaws of the Corporation, but shall never be less than three (3); and the names of the directors who shall act until the first Annual Meeting of Stockholders or until their successors are duly chosen and qualified are Donald M. Colby, Vernon H. Holmes and John Shannon, Jr.

   SEVENTH:     The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:








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A.       Issue of Corporation's Shares

         (1)   Issuance of Shares

               The board of directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class whether now or hereafter authorized (including any shares redeemed or repurchased by the Corporation) for such consideration not less than par value as said board of directors may deem advisable; provided, however, that except for the initial issuance of shares by the Corporation, its shares of capital stock shall not be issued and sold for a consideration of less than the Net Asset Value of said shares computed pursuant to the method of computation prescribed under subsection (8) of Section B of this Article SEVENTH.

         (2) Right to Refuse Subscriptions

             The Corporation by action of its board of directors shall have the right to refuse to accept any subscription to its shares at any time without any cause or reason therefor whatsoever. Without limiting the foregoing, the Corporation shall have the right not to accept subscriptions under circumstances or in amounts considered disadvantageous to existing stockholders and it may from time to time set minimum and/or maximum amounts which may be invested in shares of the Corporation's capital stock by a subscriber to the Corporation's capital stock.








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(3)      Time for Determining Sales Price
         The time as of which the Net Asset Value shall be determined for the purpose of selling shares under this Section A shall be:

                (a) As of the close of trading upon the New York Stock Exchange on the day on which the subscription for shares is received by the Corporation or its duly authorized agent if such receipt takes place prior to such close of trading on any day (not including Saturday or Sunday) on which said Exchange is open for trading; or

                (b) As of the close of trading upon the New York Stock Exchange on the first day on which such exchange is open for trading (not including Saturday or Sunday) next succeeding the day on which the subscription for shares is received by the Corporation or its duly authorized agent, if such receipt takes place at any time other than that specified in (a) above;

provided, however, the board of directors may establish such time or times other than those set forth in (a) and (b) above in accordance with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

(4)      When Subscribed for Shares Become Outstanding

               Stock subscribed for shall be deemed to be outstanding as of the time of accept-








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         ance of any subscription, the entry thereof on the books of the
         Corporation, and the determination of the net price thereof, which price shall be then deemed to be an asset of the Corporation.

B.    Redemption of the Corporation's Shares

      (1)  Right of Stockholder to Redeem Shares

           Each holder of the capital stock of the Corporation may at any time require the Corporation to redeem all or any part of the shares of capital stock standing in the name of such holder on the books of the Corporation at the Net Asset Value of such shares, less such withdrawal charge on shares of capital stock as have been issued less than one (1) year of not to exceed one percent (1%) of such Net Asset Value as may from time to time be established by resolution of the board of directors, except insofar as such right of redemption may be suspended pursuant to the provisions of subsection (3) of this Section B.

      (2)  Time for Determining Redemption Price

           The time as of which Net Asset Value shall be determined for the purpose of redemption of shares under subsection (1) of this Section B shall be, subject to the exceptions created by subsection (3) of this Section B:

                (a) As of the close of trading upon the New York Stock Exchange on the day on which











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                (i)  certificates evidencing such shares, or

                (ii) if certificates for such shares have not been issued, instructions as provided for in paragraph (b) of subsection (5) of this Section B are delivered to and received by the Corporation or its duly authorized agent, if such delivery and receipt takes place prior to the close of trading on the New York Stock Exchange on any day (not including Saturday or Sunday) on which said Exchange is open for trading; or

              (b) As of the close of trading upon the New York Stock Exchange on the first day on which said Exchange is open for trading (not including Saturday or Sunday) next succeeding the day on which

                (i) certificates evidencing such shares, or

                (ii) if certificates for such shares have not been issued, instructions as provided for in paragraph (b) of subsection (5) of this Section B are delivered and received by the Corporation or its duly authorized agent, if such delivery and receipt takes place at any time other than that specified in (a) above;

provided, however, the board of directors may establish such time or times other than those set forth in (a) and (b) above in accordance with the








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provisions of the Investment Company Act of 1940 and the rules and regulations thereunder.

(3)     Suspension of Right of Redemption

        In the event that at any time the New York Stock Exchange shall be closed or trading thereon restricted for any period of time other than is customary for weekends or holidays, the provisions of subsections (1) and (2) of this Section B relative to the redemption of shares of the Corporation and the price thereof may, in the discretion of an officer of the Corporation or the board of directors, be suspended and ineffective for the period from the date of closing or restriction of trading to the date of the reopening of or unrestricted trading on said Exchange including in such period the day on which the action is taken for the closing or restriction of trading on said Exchange and the day on which said Exchange is reopened or trading is again unrestricted; provided, also, that in such case the Corporation shall not be required to redeem any shares offered and deposited for redemption during the day on which the action is taken for closing the said Exchange or restricting trading thereon; and further provided, that during any period that the redemption of shares has been suspended pursuant to the provisions of this subsection any shares on deposit, for which the Net Asset








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Value has not yet been determined, or which may be deposited, may be withdrawn by the record holder thereof or said shares may be returned to the record holder thereof by the Corporation; and further provided, that in accordance with the provisions of The Investment Company Act of 1940 and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may, in the discretion of an officer of the Corporation or the board of directors, suspend such right of redemption (a) for any period during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which (i) disposal by the Corporation of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (c) for such other period as the Commission may by order permit for the protection of stockholders of the Corporation.

(4) Right of Corporation to Redeem Stock Holdings in Excess of 4.9% of Outstanding Shares and Small Record Holdings

     All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation pursuant to the following limitations and provisions:








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        (a) Stock Holdings in Excess of 4.9% of Outstanding Shares

        The Corporation may at its option (exercised pursuant to a resolution of the board of directors which may refer to the shares held of record or beneficially, or both, by a specific stockholder or which sets forth general criteria or a criterion applicable to all stockholders) redeem as hereinafter provided any number of its shares of capital stock as may, at the time the resolution is passed or at such other time or times as are designated in such resolution, be owned in the aggregate, either of record or beneficially, or both, by a stockholder in excess of 4.9% of the shares of the Corporation outstanding at such time or times. The specific shares to be redeemed shall be chosen in such manner as the board of directors may determine. The Corporation shall not, when exercising this option, be obligated to apply it uniformly among all stockholders holding the same, a greater or a lesser number of shares. The manner of redemption shall be as prescribed in paragraph (c) of this subsection (4).

        (b) Small Record Holdings

        The Corporation may at its option (exercised pursuant to a resolution of the board of directors which may refer to the








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shares held of record by a specific stockholder or which sets forth general criteria or a criterion applicable to all stockholders) redeem all of its shares of capital stock as may, at the time the resolution is passed or at such other time or times as are designated in such resolution, be owned of record by any stockholder who at that time (i) has been a stockholder of record for more than five (5) consecutive years and (ii) does not own of record shares which in the aggregate have a Net Asset Value in excess of Five Hundred Dollars ($500). The Corporation shall not, when exercising this option, be obligated to apply it uniformly among all stockholders holding the same, a greater or a lesser number of shares. The manner of redemption shall be as prescribed in paragraph
(c) of this subsection (4).

        (c) Manner of Redemption

        A notice shall be given to each registered holder whose shares are to be redeemed by mailing such notice by prepaid registered mail to the last known address of such stockholder on the books of the Corporation (or to each beneficial holder in care of the registered holder in whose name such shares are registered if the beneficial owner be known) specifying the number of shares to be redeemed; a








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statement that the price to be paid for such shares will be the Net Asset Value for shares delivered and received for redemption as of the opening of business of the Corporation on the first full business day on which shares are redeemable next succeeding the date on which the redemption notice is mailed; the specific shares to be redeemed, if applicable; and the place at which the redemption price of such shares is payable. The price at which the shares specified in any such notice shall be redeemed shall be the Net Asset Value per share prevailing for shares received and accepted for redemption as of the opening of business of the Corporation on the first full business day on which shares of the Corporation are redeemable next succeeding the date on which the redemption notice is mailed. The Corporation shall deposit the aggregate redemption price for a stockholder's shares being redeemed in any banking institution organized under the laws of the United States of America or any state thereof not later than one (1) business day after the redemption price of the shares being redeemed is determined. The amount deposited shall thereafter be available for payment to the holder of the shares so redeemed upon surrender of certificates for such shares duly endorsed or accompanied by








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    proper instruments of transfer or, if certificates for such shares have not been issued, upon appropriate instructions by the owners of such shares to the Corporation to redeem such shares. Upon deposit of the redemption price as aforesaid, the shares shall be deemed to have been redeemed and the holder of such shares with respect to which such deposit has been made shall cease to be a stockholder with respect to such shares so redeemed and shall have no interest or claim against the Corporation with respect to such shares, and such shares and the holder thereof as such shall have no voting or other right against the Corporation or its assets with respect to such shares except to receive the redemption price (without interest) from such bank as aforesaid.

(5) "Delivery and Receipt" of Certificates or Instructions (for Uncertified Shares) by Corporation or its Agent upon Redemption of Shares


        (a) Certificated Shares


        Certificates evidencing shares tendered for redemption shall be deemed actually to have been delivered to and received by the Corporation or its duly authorized agent only when said certificates with proper stock transfer stamps affixed, if required by law, accompanied








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by duly signed irrevocable instructions in writing in form acceptable to the
Corporation directing the Corporation to redeem the stock represented thereby at the Net Asset Value thereof as defined herein, less such withdrawal charge, if any, as may have been established by the board of directors, shall have been deposited physically at such office, or other place of deposit as the board of directors may from time to time designate.

      (b) Uncertificated Shares

     If certificates evidencing shares tendered for redemption have not been issued, instructions for redemption shall be deemed actually to have been delivered to and received by the Corporation or its duly authorized agent only when duly signed irrevocable instructions in writing in form acceptable to the Corporation directing the Corporation to redeem shares of stock at the Net Asset Value thereof as defined herein, less such withdrawal charge, if any, as may have been established by the board of directors, accompanied by sufficient stock transfer stamps if required by law, shall have been deposited physically at such office, or other place of deposit as the board of directors may from time to time designate.









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(6)   Payment for Shares Redeemed

             Payment of the redemption price for shares redeemed pursuant to subsection (1) of this Section B shall be made by the Corporation or its duly authorized agent within seven (7) days after delivery and receipt of certificates representing such shares or, if certificates representing such shares have not been issued, upon receipt and delivery of instructions as prescribed in paragraph (b) of subsection (5) of this Section B, provided, however, that payment may be postponed during the period in which the redemption of shares is suspended pursuant to subsection (3) of this Section B. The Corporation in the discretion of the board of directors or an officer may pay the redemption price in whole or in part by a distribution in kind of securities from the portfolio of the Corporation, in lieu of money, valuing such securities at their appraised value employed for determining the Net Asset Value governing such redemption price, and selecting securities in such manner as the board of directors or an officer of the Corporation may determine is fair and equitable.



(7)   Right of Corporation to Purchase Shares

             The Corporation may purchase in the open market or otherwise acquire from any








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    owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in the securities in which the funds of the Corporation shall then be invested) shall not exceed the Net Asset Value thereof, at the time of the purchase or acquisition by the Corporation thereof less such withdrawal charge, if any, as may have been established by the board of directors. The Corporation to the extent necessary may sell or cause to be sold any securities held by it to provide cash for the purchase of its shares.

(8) Definition of Net Asset Value

       The Net Asset Value of each share of the capital stock of the Corporation as of any particular time shall be the quotient to the nearest cent obtained by dividing the value, as at such time, of the net assets of the Corporation (i.e., the value of the assets of the Corporation less its liabilities exclusive of capital and surplus) by the total number of shares outstanding at such time, all determined and computed as follows:

       (a) The assets of the Corporation shall be deemed to include (i) all cash on hand or on deposit, including any interest accrued thereon, (ii) all







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bills and demand notes and accounts receivable, (iii) all bonds, time notes, shares of stock, subscription rights, and other securities, owned or contracted for by the Corporation, other than its own shares, (iv) all stock and cash dividends and cash distributions to be received by the Corporation and not yet received by it when the Net Asset Value is being determined as of the record date (or the ex-dividend date if different from the record date) therefor or a date subsequent thereto, (v) all interest accrued on any interest bearing securities owned by the Corporation (except interest accrued on securities which is included in the quoted price), and (vi) all other property of every kind and nature, including prepaid expenses, the value of such assets to be determined as follows:

1. The value of any cash on hand or on deposit, bills and demand notes and accounts receivable, prepaid expenses, cash dividends and interest declared or accrued as aforesaid and not yet received shall be deemed to be the full amount thereof unless the board of directors shall have determined that any such deposit, bill, demand note or account receivable is








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   not worth the full amount thereof, in which event the value thereof shall be deemed to be such value as the board of directors shall deem to be the reasonable value thereof;

2. The value of any bond, time note, share of stock, subscription right, or other security which is listed or dealt in upon the New York Stock Exchange or upon another exchange, foreign or domestic, shall be determined by taking the last sale price (or lacking any sales, the last bid price) unless it appears to the board of directors that some other price reflects more closely the true market value, but in no case shall such other price be lower than the last bid price or higher than the last asked price at the time as of which the Net Asset Value is being determined, all as reported by any means in common use; provided, however, that the board of directors may by resolution permit over-the-counter rather than stock exchange quotations to be used when they appear to the board of directors to reflect more closely the true market value of any particular security in the portfolio;









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  3.   The value of any bond, time note, share of stock, subscription right, or other security which is not listed or dealt in on an exchange, shall be determined on the basis of over-the-counter quotations or such other forms of quotations as best reflect its value in the opinion of the directors;

  4. Securities quoted in foreign currency and credits and contractual obligations payable to or by the Corporation in foreign currency shall be valued on the basis of the current cable rate of exchange as nearly as practicable at the time as of which the Net Asset Value is being determined, unless the board of directors shall determine that some other rate of exchange better reflects its value in which event that form of quotation shall be used; and

  5. In the case of any bond, time note, share of stock, subscription right, other security or other property for which no price quotations are available as above provided, the value thereof shall be the fair value as determined in good faith from time to time in such manner as the board of directors shall from time to time prescribe by resolution.

(b) The liabilities of the Corporation shall be deemed to include (i) all bills and accounts payable, (ii) all administrative expenses payable and/or accrued, (iii) all contractual obligations for the payment of money or property, including the amount of








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         any unpaid dividends and distributions upon the shares of the
         Corporation, declared to stockholders of record at or before the time as of which the Net Asset Value is being determined, (iv) all reserves authorized or approved by the board of directors for taxes or contingencies, including such reserves, if any, for taxes based on any unrealized appreciation in the value of the assets of the Corporation, and (v) all other liabilities of the Corporation of whatsoever kind and nature, except liabilities represented by outstanding shares and surplus of the Corporation.

(9) How Long Shares Being Redeemed or Purchased are Outstanding

        Shares of capital stock surrendered to the Corporation for redemption by it pursuant to the provisions of subsection (1) of Section B shall be deemed to be outstanding until the close of business on the date on which the redemption price thereof is determined pursuant to this article SEVENTH and thereupon and until paid the price thereof shall be deemed to be a liability of the Corporation. Capital stock purchased by the Corporation in the open market shall be deemed to be outstanding until confirmation of purchase thereof by the Corporation, and thereupon and until paid the purchase price thereof shall be deemed to be a liability of the Corporation. Capital stock redeemed by the









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    Corporation pursuant to subsection (4) of this Section B shall be deemed to be outstanding until it is deemed to be redeemed under said subsection (4) of this Section B. Any and all shares of capital stock redeemed or purchased by the Corporation under these Articles of Incorporation shall be deemed retired and shall thereafter have the status of authorized but unissued stock.

C.  Fractional Shares

        The Corporation may issue and sell, redeem or repurchase fractions of shares. Fractional shares shall have pro rata all the rights of full shares, including without limitation the right to vote and receive dividends and distributions; provided, however, that the issue redemption of shares in fractional denominations or certificates therefor shall be made upon such terms as may be fixed by or under authority of the bylaws.

D.  Exercise of Powers by Committees of Board of Directors

        Wherever the powers and duties of these Articles of Incorporation may be exercised and performed by or in the discretion of the board of directors, said powers and duties may be exercised and performed by a committee of directors of the Corporation except as limited by the board of directors or by law, and in so acting, the committee shall be exercising the authority of the board of directors.









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E.  No Preemptive Rights

        No holder of shares of the Corporation, whether now or hereafter authorized, shall have any preemptive right whatever to subscribe for, purchase or otherwise acquire shares of the Corporation, whether now or hereafter authorized.

F.  Power of Board of Directors to Determine Accounting Matters

        The board of directors shall have full power in accordance with generally accepted accounting practice (a) to determine what receipts or accruals of the Corporation shall constitute income available for payment of dividends and net realized gains available for distribution and what shall constitute principal, and to make such allocation of any particular receipt or accrual between principal and income or gain as it may deem proper; and (b) from time to time, in its discretion (i) to determine whether any and all expenses and other outlays paid or incurred (including any and all taxes, assessments or governmental charges which the Corporation may be required to pay or hold under any present or future law of the United States of America or of any other taxing authority therein or of any foreign jurisdiction) shall be charged to or paid from principal or income or both, and (ii) to apportion any and all of said expenses and outlays, including taxes, between principal and income; and the decision of the board of directors as to both (a) and (b) aforesaid shall be conclusively binding upon all stockholders.









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G.  Inspection of Records

        The board of directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the stock ledger, books, accounts and documents of the Corporation, or any of them, shall be open to inspection of stockholders, except as otherwise provided by statute or the bylaws; and, except as so provided, no stockholder shall have any right to inspect any stock ledger, book, account or document of the Corporation unless authorized so to do by resolution of the board of directors.

H.  Indemnification and Insurance

    (1) Indemnification of Officers and Directors

        Each person (including his heirs, executors, administrators and other personal representatives) shall be indemnified by the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or has been a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually









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and reasonably incurred by him in connection with such action, suit or proceeding, provided that

                (a) such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation;

                (b) with respect to any criminal action or proceeding he had no reasonable cause to believe his conduct was unlawful;

                (c) with respect to any action, suit or proceeding by the Corporation or its stockholders, such person's liability was not occasioned by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

                (d) unless ordered by a court, indemnification shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a), (b) and (c) above, such determination to be made (i) by the board of directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even








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


    if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation, and

                (e) in the case of an action or suit by, or in the right of, the Corporation to procure a judgment in its favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses which said court shall deem proper and such person's liability was not occasioned by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

    The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

        The rights to indemnification shall not be exclusive of any other rights to which directors or officers may be entitled to by law.

(2)     Insurance

        The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such if the Corporation would have the power to indemnify him against such liability under the provisions of subsection (1) of this Section H.

I.  Use of the name "SENTRY"

        The Corporation is adopting its corporate title by permission of HARDWARE MUTUAL CASUALTY COMPANY, a Wisconsin corporation, and the Corporation's right to use the name "SENTRY" is subject to the right of HARDWARE MUTUAL CASUALTY COMPANY or its successors or assigns at any time to control the usage of the name "SENTRY" by the Corporation and to elect that the Corporation stop using the name "SENTRY" in any form or combination as part of its name and service mark, and in any literature or reference whatsoever. All proprietary interest in the name "SENTRY" shall remain exclusively the property of HARDWARE MUTUAL CASUALTY COMPANY, and at the written request of HARDWARE MUTUAL CASUALTY COMPANY or its successors or assigns, delivered to the Corporation at its registered office in Stevens Point, Wisconsin, if any, and if none, at its principal office in the State of Maryland, the Corporation shall forthwith stop using the name "SENTRY" in accordance with the provisions of such request. The provisions hereof are binding upon the Corporation, its directors, officers, stockholders, creditors, successors or assigns, and all other persons claiming under or through it. The terms of this paragraph do not preclude the use of the name "SENTRY" by any other person or organization, whether now existing or hereafter created, to which HARDWARE MUTUAL CASUALTY COMPANY may grant the right to use such name.

J.  Right to Enter into Underwriting, Investment Advisory and Other Agreements

        The Corporation reserves the right to enter into an underwriting agreement or agreements for the sale of shares of its stock to the public by an underwriter or underwriters, either as agents of the Corporation or as purchasers from the Corporation for resale, through dealers or otherwise at a maximum asked price equivalent to the Net Asset Value thereof determined in accordance with these Articles of Incorporation, plus a charge of not to exceed eight and one-half percent (8-1/2%) of the offering price determined by multiplying said Net Asset Value by 1000/915ths, provided that the offering price may then be adjusted to the next higher full cent. Such underwriting agreements shall contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

        The Corporation reserves the right to enter into an investment advisory agreement providing for the management and supervision of the investments of the Corporation and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property. Such agreement shall contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

        The Corporation may enter into an agreement or agreements with agents to issue, redeem and transfer its capital stock, to act as custodian of its assets, to disburse dividends and to perform other functions and services with respect to the Corporation and its stockholders. Such agreements may fix the powers, rights, duties, responsibilities and compensation of such agents and may contain such other terms, provisions and conditions as the board of directors of the Corporation may deem advisable.

K.  Majority Vote of Shareholders Sufficient

        Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

L.  Reservation of Right to Amend Articles

        The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding shares.

EIGHTH: Authority to Exercise Statutory Powers

        The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

   NINTH:    Miscellaneous

                A. Titles of the divisions of these Articles of Incorporation are for general information only and these Articles are not to be construed by reference thereto.

                B. The term "Articles of Incorporation" as used herein and in the bylaws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                C. The duration of the Corporation shall be perpetual.

      IN WITNESS WHEREOF, I have signed these Articles of Incorporation on the 6th day of May, 1969.


                                             /s/ William O. Petersen
                                             -----------------------
                                                 William O. Petersen


WITNESS:

/s/ Karl M. Becker
------------------------
Karl M. Becker

STATE OF ILLINOIS  )
                   ) ss:
COUNTY OF COOK     )

        I hereby certify that on May 6th, 1969, before me, a notary public of the State of Illinois in and for the County of Cook, personally appeared William O. Petersen and he acknowledged the foregoing Articles of Incorporation to be his act.

        Witness my hand and notarial seal the day and year last written above.

                                                     /s/ Lucille E. Rath
                                                     -------------------
                                                         Notary Public
                                                     Lucille E. Rath
                                                        (notary seal)
My Commission expires
September 23, 1972
----------------------








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